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                                                                   Exhibit 10(d)



                    MANAGEMENT INCENTIVE PLAN

                    The J.M. Smucker Company

                    May 1996





                            [HEWITT ASSOCIATES LOGO]

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PURPOSE, ELIGIBILITY, AND ADMINISTRATION

PURPOSE

The purpose of The J.M. Smucker Company Management Incentive Plan (M.I.P.) is to reward key contributors who have an impact on the achievement of Company and Strategic Business Area goals.

ELIGIBILITY

Participants include those management and other senior employees who have a significant impact on the financial performance of the Company. Participants must be approved by the Executive Committee, and in the case of officers of the Company, by the Compensation Committee of the Board of Directors. Participants must be employed on the last day of the year in order to receive an award, unless termination as a result of death, disability or retirement. A pro rata award will be paid in the case of the termination for these reasons.

ADMINISTRATION

The Plan is administered by the Executive Committee, and in the case of officers, by the Compensation Committee. The appropriate Committee will establish the performance measure at the beginning of each fiscal year. The appropriate Committee will review the result at the conclusion of the fiscal year and establish the appropriate incentive awards.







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AWARD LEVELS

Each participant will have a Target Award, stated as percentage of the year-ending salary, assigned by the Executive Committee, or in the case of officers, by the Compensation Committee.

Actual incentive awards will vary from this Target Award based on the financial results of the Company and the individual performance of the participant (and in the case of a participant in a Strategic Business Area, the financial performance of that Area). A minimum level of Company financial performance will be established each year, below which no incentive awards will be paid. A maximum level of Company performance will also be established each year, above which there will be no further increase to the incentive award. The Compensation Committee will establish the minimum and maximum financial performance levels for the Company. The Executive Committee will establish the minimum and maximum financial performance levels for the Strategic Business Areas.




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PERFORMANCE MEASURES

COMPANY PERFORMANCE

Initially, Company performance will be earnings compared to plan. A minimum earnings level of 80 percent of plan is established. If performance is below this level, no award will be paid. The maximum level beyond which there will be no further increase in incentive awards, is established at 110 percent of plan. The Compensation Committee may change this measure, or the minimum and maximum formula in future years.

INDIVIDUAL PERFORMANCE

Participants can earn additional incentive awards based on individual performance, as judged by their manager and reviewed and approved by the Executive Committee, or in the case of officers, by the Compensation Committee. The individual performance incentives awards have a minimum and maximum amount. Individual performance awards will generally be related to the Company performance awards.

Participants in Strategic Business Areas will have a portion of their award based on the financial performance of their Strategic Business Area. Initially, Strategic Business Area performance will be operating earnings. A minimum operating earnings of level of 80 percent of plan is established. This Strategic Business Area portion of the total award will not be paid if performance is below this level. The maximum level beyond which there will be no further increases in this portion of the award is established at 110 percent of plan.


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TIMING OF AWARD

Awards will be paid as soon as practical following the completion of the audit of annual financial results.








                                       4                     Hewitt Associates